UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 17, 2019

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Intellectual Property Asset Purchase Agreement

On December 17, 2019, Novo Integrated Sciences, Inc. (the “Company”) entered into that certain Intellectual Property Asset Purchase Agreement (the “APA”) by and between the Company and 2731861 Ontario Corp. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell (the “Acquisition”), proprietary designs for an innovative cannabis dosing device, in addition to designs, plans, procedures, and all other material pertaining to the application, construction, operation, and marketing of a cannabis business under the regulations of Health Canada (the “Intellectual Property”). Pursuant to the terms of the APA, the purchase price of the Intellectual Property is 8,000,000 shares of restricted common stock of the Company. The Acquisition closed on December 17, 2019.

Pursuant to the terms of the APA, closing of the Acquisition was subject to certain customary closing conditions. The APA is not subject to a financing condition. The parties have made customary representations, warranties and covenants in the APA. The APA contains certain termination rights that may be exercised by the Company or the Seller, as applicable, including in the event that (i) both parties agree by mutual written consent to terminate the APA, or (ii) any order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the APA having become final and non-appealable.

Joint Venture Agreement

On December 19, 2019, the Company entered into that certain Joint Venture Agreement (the “JV Agreement”) between the Company and Harvest Gold Farms Inc. (“HGF”) relating to the development, management and arrangement of medicinal farming projects involving hemp and cannabis cash crops (the “Project”). Pursuant to the terms of the JV Agreement, the parties agreed to work in a joint venture relationship, with the Company providing the development and operation of the Project, including sales, and HGF providing the land, farming expertise, biomass and necessary approvals for the development of the Project.

The initial term of the JV Agreement will, unless sooner terminated by consent of all parties, expire in five years from the effective date of the JV Agreement. The Company and HGF may renew the JV Agreement within two years of the expiration of the initial term upon mutual understanding.

Each of the parties agreed to contribute to the start-up of the joint venture (the “JV”) as follows:

●	The Company:

○	Complete and finalize a business plan and layout plans, a detailed procurement project binder and an implementation and roll-out plan.
○	Make arrangements for construction and financing options of any facilities required for the profitable farming of medicinal crops or related facilities.
○	Direct project finance model and selection of engineering, procurement, construction contracts and management service providers.
○	Arrange for product purchase contracts.

●	HGF:

○	Provide the land and approvals for greenhouse (if necessary), open field farming and other facilities as required.
○	Arrange for all required titled land for greenhouses and outdoor agriculture platforms.
○	Arrange for all building permits, environmental approvals and HGF internal approvals including confirmation of tax-free JV status for the duration of the proposal (if possible).
○	Provide elite farming expertise for the purposes of maximizing potential profits, inclusive of harvesting techniques and process flow and engineering.

Pursuant to the terms of the JV Agreement, the Company agreed to maintain all financial records (in U.S. GAAP) of the JV, to provide quarterly and annual reporting to all JV stakeholders, and to assign and direct operational staff from onset to agreement termination. The Company agreed to pay HGF 30% of net JV income on an annual basis commencing 12 months after the first full 12-month revenue period, and to purchase product from the JV at a price of cost plus 5%.

In addition, the Company agreed to issue 2,000,000 shares of Company common stock upon achievement of $25,000,000 of net profit by the JV each fiscal year. Such common stock will be delivered to HGF via Novo Healthnet Limited exchangeable preferred shares. Any Company common stock issued to HGF will be subject to pro-rata adjustment in the event that the Company approves, prior to the issuance date, any forward stock split, reverse stock split or other capitalization restructure.

HGF agreed, among other things, to grow medicinal agriculture crop at the highest standard, subject to independent third party biomass testing, in the most profitable manner while maintaining the standards of excellence required to maintain elite status, and to provide a minimum of 7,000 acres for the Primary Project. All staffing, including but not limited to, management, specialized or general labor requirements for farming will be the sole responsibility of HGF.

The parties to the JV Agreement agreed to negotiate in good faith and make every effort to settle any dispute, or claim, that may arise out of, or relate to, the JV Agreement. If agreement cannot be reached, an aggrieved party will, if he intends to proceed further in accordance with the terms of the JV Agreement, advise all other parties in writing that negotiations have failed and that he intends to refer the matter to mediation. Not earlier than 10 working days after having advised the other party, an aggrieved party may require that the dispute be referred, without legal representation, to mediation by a single mediator. The mediator will be selected by agreement between the parties, and the cost of the mediation will be borne equally by the parties. Where a dispute or claim is not resolved by mediation, it will be referred to arbitration by a single arbitrator to be selected by agreement between the parties. The party requiring referral to arbitration agreed to notify the other party, in writing, thereof, not later than 30 calendar days after the mediator has expressed his opinion. The decisions of the arbitrator will be final and binding on the parties.

The foregoing descriptions of the APA and the JV Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by the actual APA and JV Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with closing of the Acquisition, on December 17, 2019, the Company issued 8,000,000 shares of its restricted common stock to the Seller in exchange for receipt of the Intellectual Property. This sale was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and Regulation S promulgated thereunder. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were included on the securities issued in this transaction. The issuance of the securities also involved the offer and sale of securities made outside the United States. The offer and sale were made in offshore transactions from the United States and no directed selling efforts were made by the Company, any distributor, their affiliates or any persons acting on their behalf.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Intellectual Property Asset Purchase Agreement dated December 17, 2019 by and between the registrant and 2731861 Ontario Corp.
10.1	Joint Venture Agreement dated December 19, 2019 between the registrant and Harvest Gold Farms Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: December 23, 2019	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer